Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
under Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. § 1350)

        We, Michael J. Kasbar, the Chairman, President and Chief Executive Officer of World Fuel Services Corporation (the “Company”), and Ira M. Birns, the Executive Vice President and Chief Financial Officer of the Company, certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of our knowledge,

i.the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
ii.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2020

/s/ Michael J. Kasbar
Michael J. Kasbar
Chairman, President and Chief Executive Officer

/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).